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                                                                    Exhibit 10.9

                                    AGREEMENT

          AGREEMENT dated as of June 1, 2003 between Merisant Company, a Delaware corporation (the "Company"), and Arnold W. Donald ("Donald").

          WHEREAS, the Company is engaged in the business of developing, manufacturing, marketing, distributing and selling tabletop sweetener products to consumer end-users and establishments serving or selling such products to consumer end-users;

          WHEREAS, the Company desires to retain Donald to provide services to the Company as its Chairman, upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

          1.    TERM

          The Company hereby retains Donald and Donald hereby agrees to provide services to the Company upon the terms and subject to the conditions contained in this Agreement. The term of this Agreement shall commence on June 1, 2003 and, unless earlier terminated pursuant to Section 4, shall end at the close of business on June 1, 2005 (such period referred to herein as the "Term.")

          2.    POSITION, SERVICES AND STATUS

          (a) POSITION. Donald shall provide services to the Company during the Term as its Chairman.

          (b) SERVICES. During the Term, Donald shall perform such services for the Company and its subsidiaries as may from time to time be directed by the Board of Directors of the Company (the "Board").

          (c) STATUS. Donald shall provide services to the Company hereunder as an independent contractor.

          3.    COMPENSATION

          (a) BASE COMPENSATION. During the Term, the Company shall pay to Donald base compensation at the rate of $150,000 per annum ("Base
Compensation"), payable monthly. Such Base Compensation shall be reviewed annually, and shall be subject to such annual increases, if any, as determined by the Board.

          (b) OFFICE. During the Term, provided that the Company maintains the lease on such office, the Company shall provide Donald's existing office for his use. If the Company does not maintain the lease on Donald's existing office for the full Term, it shall provide for Donald's use during the remainder of the Term, another office in the St Louis, Missouri

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metropolitan area acceptable to Donald and determined to be reasonable in the sole discretion of the board of directors of the Company.

          (c) ADMINISTRATIVE ASSISTANT. During the Term, the Company shall provide for Donald's use the services of the administrative assistant who provided services to Donald on May 31, 2003, or if the services of such individual are not available, the services of another administrative assistant acceptable to Donald.

          (e) EXPENSE REIMBURSEMENT. During the Term, the Company shall reimburse Donald for all reasonable and proper expenses incurred by him in the performance of services as active Chairman of the Company and for the membership dues and expenses associated with one country club and one luncheon club.

          4.    TERMINATION

          (a) DEATH. Upon the death of Donald, this Agreement shall automatically terminate and Donald's estate or his beneficiaries, as the case may be, shall be entitled to:

              (1) accrued Base Compensation through and including Donald's date of death; and

              (2) the compensation, if any, that is or becomes payable in accordance with the terms and conditions of any stock option agreements, restricted stock awards and long-term performance awards.

          (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may, at its option, terminate this Agreement prior to the end of the Term without Cause (defined below) upon written notice to Donald. Upon such termination, Donald shall be entitled to:

              (1) the Base Compensation, office, administrative assistant and expense reimbursements provided in Section 3(a), (b), (c) and (d) through and including the end of the Term; and

              (2) the compensation, if any, that is or becomes payable in accordance with the terms and conditions of any stock option agreements, restricted stock awards and long-term performance awards.

          (c) TERMINATION BY THE COMPANY FOR CAUSE.

              (1) The Company may, at its option, terminate Donald's services under this Agreement for Cause (defined below). A termination for Cause shall not take effect until and unless the Company complies with this Section 4(c)(1). Donald shall be given written notice by the Board of the intention to terminate his services hereunder for

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                     Cause (the "Cause Notice"). The Cause Notice shall state
                     the particular action(s) or inaction(s) giving rise to termination for Cause. Donald shall have 10 days after the Cause Notice is given to cure the particular action(s) or inaction(s), to the extent a cure is possible. If Donald so effects a cure, the Cause Notice shall be deemed rescinded and of no force or effect.

              (2) As used in this Agreement, the term "Cause" shall mean any one or more of the following:

                     (i) Donald's refusal to perform his duties under this Agreement or to perform specific directives of the Board which are consistent with the scope and nature of the Donald's duties and responsibilities as set forth herein;

                     (ii) Donald's commission of a felony or of any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation;

                     (iii) any gross negligence or willful misconduct of Donald resulting in substantial loss to the Company or substantial damage to the Company's reputation;

                     (iv) any breach by Donald of any one or more of the covenants contained in Sections 6 hereof; or

                     (v) any significant violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries.

              (3) The exercise of the right of the Company to terminate Donald's services pursuant to this Section 4(c) shall not abrogate the rights or remedies of the Company in respect of the breach giving rise to such termination.

              (4) If the Company terminates Donald's services for Cause, he shall be entitled to:

                     (i) accrued Base Compensation through and including the effective date of Donald's termination of services; and

                     (ii) the compensation, if any, that is or becomes payable in accordance with the terms and conditions of any stock option agreements, restricted stock awards and long-term performance awards.

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          (c) TERMINATION BY DONALD. Upon 60 days prior written notice to the
Company (or such shorter period as may be permitted by the Board), Donald may voluntarily terminate his services under this Agreement prior to the end of the Term for any reason. If Donald voluntarily terminates his services pursuant to this subsection (c), he shall be entitled to:

              (1) accrued Base Compensation through and including the effective date of Donald's termination of services; and

              (2) the compensation, if any, that is or becomes payable in accordance with the terms and conditions of any stock option agreements, restricted stock awards and long-term performance awards.

          (d) TAX ON EXCESS PARACHUTE PAYMENTS. If any payment or benefit (the "Payments") which Donald is entitled to receive from the Company would be subject to the tax imposed by Code Section 4999 and reduction of the Payments to the amount necessary to avoid the application of such tax would result in Donald retaining an amount that is greater than the amount he would retain if the Payments were made without such reduction but after the application of such tax, the Payments shall be reduced to the extent required to avoid application of such tax. Donald shall be entitled to select the Payments to be reduced in accordance with the preceding sentence. Determination of whether the Payments would result in the application of the tax under Code Section 4999, and the amount of the reduction that is necessary so that no such tax is applied, shall be made by the mutual agreement of the Company and Donald or, in the absence of such agreement, by a mutually selected independent certified public accounting firm, retained at the Company's expense.

          5.    NONCOMPETITION; NONSOLICITATION

          (a) Donald acknowledges that in the course of providing services to the Company pursuant to this Agreement he will become familiar with trade secrets and customer lists of, and other confidential information concerning, the Company and its subsidiaries, affiliates and clients and that his services have been and will be of special, unique and extraordinary value to the Company.

          (b) Donald agrees that during the Term and for a period of two years thereafter (the "Noncompetition Period") he shall not in any manner, directly or indirectly, through any person, firm, corporation or enterprise, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or advisor or consultant to any person, firm, corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business being conducted by the Company or any of its subsidiaries or affiliates as of the effective date of Donald's termination of employment in any geographic area in which the Company or any of its subsidiaries or affiliates is then conducting such business.

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          (c) Donald further agrees that during the Noncompetition Period he shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of or advisor or consultant to the Company or any of its subsidiaries or affiliates to terminate or abandon his or her or its employment or relationship for any purpose whatsoever, or (ii) in connection with any business to which Section 5(b) applies, call on, service, solicit or otherwise do business with any customer of the Company or any of its subsidiaries or affiliates; provided, however, that the restriction contained in clause (i) of this Section 5(c) shall not apply to, or interfere with, the proper performance by Donald of services pursuant to Section 2 of this Agreement.

          (d) Nothing in this Section 5 shall prohibit Donald from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than two percent of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise that engages in any business being conducted by the Company or any of its subsidiaries or affiliates as of the effective date of Donald's termination of employment in any geographic area in which the Company or any of its subsidiaries or affiliates is then conducting such business so long as Donald has no active participation in the business of such firm, corporation or enterprise.

          (e) If, at any time of enforcement of this Section 5, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          6.    ENFORCEMENT

          The parties hereto agree that the Company and its subsidiaries or affiliates would be damaged irreparably in the event that any provision of
Section 5 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). Each of the parties agrees that he or it will submit himself or itself to the personal jurisdiction of the courts of the State of Illinois in any action by the other party to enforce an arbitration award against him or it or to obtain interim injunctive or other relief pending an arbitration decision.

          7.    DONALD'S REPRESENTATIONS

          Donald represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by Donald does not and will not breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Donald is

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a party or by which he is bound, (b) Donald is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other person or entity that could prevent him from performing his duties hereunder, and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Donald, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          8.    SURVIVAL

          Sections 5, 6, 7, 8 and 9 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Term.

          9.    ALTERNATIVE DISPUTE RESOLUTION

          Any dispute or controversy between the Company and Donald, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and Donald, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and Donald. The Company and Donald acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Chicago, Illinois or such other location to which the parties may agree.

          10.   NOTICES

          All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following addresses of the other party hereto (or such other address for such party as shall be

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specified by notice given pursuant to this Section) or (b) sent by facsimile to the facsimile numbers of the other party hereto specified by notice given pursuant to this Section, with a confirmatory copy delivered by overnight courier to the addresses of such party pursuant to this Section:

          If to the Company, to:

          Luke Kissam
          Merisant Company
          One North Brentwood Boulevard, Suite 510
          Clayton, MO 63105

          With a copy to:

          David S. Uri
          Pegasus Capital Advisors, L.P.
          99 River Road
          Cos Cob, CT 06807

          If to Donald, at his most recent home address and/or facsimile number on file with the Company.

          11.   SEVERABILITY

          Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          12.   ENTIRE AGREEMENT

          This Agreement, and the agreements referenced herein, constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

          13.   SUCCESSORS AND ASSIGNS

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          This Agreement shall be enforceable by Donald and his heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns. Any successor of the Company shall assume the liabilities of the Company hereunder.

          14.   GOVERNING LAW

          This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to principles of conflict of laws.

          15.   AMENDMENT AND WAIVER

          The provisions of this Agreement may be amended or waived only by the written agreement of the Company and Donald, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          16.   BENEFICIARIES/REFERENCES

          Donald shall be entitled, to the fullest extent permitted by law, to select and to change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following Donald's death, by giving written notice to the Company. In the event of Donald's death or a judicial determination of his incompetence, references in this Agreement to Donald shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          17.   HEADINGS

          The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

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          18.   COUNTERPARTS

          This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                       MERISANT COMPANY


                                       By:  /s/ Luther C. Kissam IV
                                          -----------------------------------
                                       Name:     Luther C. Kissam IV
                                       Title:    VP, Secretary & General Counsel


                                          /s/ Arnold W. Donald
                                       --------------------------------------
                                       Arnold W. Donald

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